                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

       Exhibit No. (11) - Statement - computation of per share earnings

                Statement of Computations of Earnings per Share


                                       For the Three Months           For the Six Months
                                          Ended June 30                  Ended June 30
                                      ----------------------        -----------------------
                                         1995        1994              1995         1994
                                      ----------  ---------         ----------   ----------
Net earnings                          $2,825,000  $2,609,000         $5,510,000   $5,062,000
                                      ==========  ==========         ==========   ==========

Average common shares outstanding      7,520,000   7,520,000          7,520,000    7,520,000
                                      ==========  ==========         ==========   ==========
Earnings per share of common stock    $      .38  $      .35         $      .73   $      .67
                                      ==========  ==========         ==========   ==========


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